UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)     March 11, 2005
                                                          ----------------------

                              SEACOR Holdings Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

              1-12289                                 13-3542736
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     (Commission File Number)              (IRS Employer Identification No.)

        11200 Richmond, Suite 400
             Houston, Texas                               77082
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(Address of Principal Executive Offices)               (Zip Code)

                                 (281) 899-4800
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On March 11, 2005 the Compensation Committee of the Board of Directors of SEACOR Holdings Inc. (the "Compensation Committee") approved the annual base salaries (effective as of January 1, 2005) of the Company's executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels of the Company's Named Executive Officers (which officers were determined in accordance with SEC Regulation S-K Item 402(a)(3)):


    Name                             Title                                 Annual Base Salary

Charles Fabrikant          Chairman of the Board, President, and Chief        $600,000
                           Executive Officer

Randall Blank              Chief Financial Officer, Executive Vice            $335,000
                           President and Secretary

Dick Fagerstal             Senior Vice President, Corporate Development and   $300,000
                           Treasurer

John Gellert               Senior Vice President                              $180,000

Alice Gran                 Senior Vice President                              $300,000
                           and General Counsel

           On March 11, 2005, the Compensation Committee also approved the award of cash bonuses to named executive officers related to the performance of services in the fiscal year ending December 31, 2004. These bonuses were awarded to the named executive officers of the Company in the amounts set forth below:

                Name                         Amount of Bonus (1)

            Mr. Fabrikant                    $1,250,000

            Mr. Blank                        $200,000

            Mr. Fagerstal                    $150,000

            Mr. Gellert                      $75,000

            Ms. Gran                         $60,000

     (1) Sixty percent (60%) of the bonus was paid at the time of the award, on March 11, 2005 and the remaining forty percent (40%) is paid in two equal annual installments approximately one and two years after the date of the grant. Any outstanding balance is payable upon the death, disability, termination without "cause" of the employee, or the occurrence of a "change-in-control" of SEACOR.


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
In determining these compensation levels and cash bonus awards, the Compensation Committee considered relative performance in all categories, focusing in particular on earnings and cash flow from operations, financial management and asset trading and management of capital. The Compensation Committee also considers education and experience, leadership skills, and how these qualities fit with the Company's overall strategy and objectives. The Compensation Committee also considers the general level of compensation for such experience in the marketplace. The other factor considered in setting compensation is the retention of key employees over a long term.

The Compensation Committee also considered Mr. Fabrikant's role in furthering the strategic goals of the Company, his specific contribution to 2004 results, and the levels of bonus compensation paid to senior management in comparable companies. Specifically, the Compensation Committee noted the results of Mr. Fabrikant's leadership in reducing overhead and overseeing the extensive cost-cutting efforts in the offshore marine services division, his role in identifying opportunities in the inland river business, his role in orchestrating the acquisition of Era Aviation, his management of the placement of intermediate term convertible notes, his strategic direction in the offshore business and his role in developing the Company's leasing activities, and participation in the bulk shipping business.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SEACOR Holdings Inc.



                                      By:  /s/ Randall Blank
                                           -------------------------------------
                                           Name:   Randall Blank
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer


Date:  May 9, 2005






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